QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Kinetic Concepts, Inc.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	74-1891727 (I.R.S. Employer Identification No.)
8023 Vantage Drive San Antonio, TX (Address of principal executive offices)	78230 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-111677 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Common Stock, par value $0.001 per share	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant's Securities to be Registered.

        Incorporated herein by reference is the description of the common stock, par value $0.001 per share, of Kinetic Concepts, Inc. (the "Registrant") set forth in the section captioned "Description of Capital Stock" in the prospectus that forms part of the Registration Statement on Form S-1 (File No. 333-111677) filed by the Registrant under the Securities Act of 1933, as amended (the "Securities Act"), on December 31, 2003, as amended on February 2, 2004 and February 11, 2004 and as may hereafter be amended, together with the description set forth in such section of any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act, which form of prospectus is incorporated herein by reference.

ITEM 2. Exhibits.

Not applicable.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 18, 2004

KINETIC CONCEPTS, INC.
By:	/s/ DENNIS E. NOLL
Name:	Dennis E. Noll
Title:	Senior Vice President, General Counsel and Secretary

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE